Exhibit 99.2
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CONFIDENTIAL DRAFT

INVESTORS:                                                        MEDIA:
John Standley                                                     Karen Rugen
(717) 214-8857                                                    (717) 7307766
Kevin Twomey
(717) 731-6540
or investor@riteaid.com

FOR IMMEDIATE RELEASE
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               RITE AID PRICES OFFERING OF SENIOR NOTES DUE 2013
CAMP HILL, PA, May 13, 2003 - Rite Aid Corporation (NYSE, PCX: RAD) announced today the terms of an offering of $150 million of its 9.25% senior notes due 2013. The notes are priced at 98.399% of the principal amount to achieve a yield to maturity of 9.5%. The transaction is expected to close on May 20, 2003.

Rite Aid intends to use the net proceeds of the offering to repay a portion of the term loan under its senior credit agreement and for general corporate purposes, which may include capital expenditures and additional repayments or repurchases of its outstanding indebtedness.

The notes due 2013 have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption of registration requirements.

This press release may contain forward looking statements, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward looking statements.

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